Exhibit 4.3

OFFICERS’ CERTIFICATE OF

NATIONWIDE HEALTH PROPERTIES, INC.

May 18, 2005

We, Douglas M. Pasquale and David Snyder, do hereby certify that we are the duly elected President and Chief Executive Officer and Controller and Assistant Secretary, respectively, of Nationwide Health Properties, Inc., a Maryland corporation (the “Company”). We further certify that, pursuant to resolutions of the Special Pricing Committee of the Board of Directors duly adopted by an action by unanimous written consent dated May 11, 2005, a series of Securities of the Company, titled “6.00% Notes due 2015” (referred to herein as the “Securities”) was established pursuant to Section 301 of the Indenture (the “Original Indenture”), dated as of January 13, 1999, as supplemented and amended by the First Supplemental Indenture (the “First Supplement Indenture”), dated as of May 18, 2005, each between the Company and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Bank and Trust Company), a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”).

We further certify that, pursuant to the resolutions of the Special Pricing Committee of the Board of Directors duly adopted by an action by unanimous written consent dated May 11, 2005, and attached hereto as Annex A, the series of Securities was thereby created; and that said series has the following terms and provisions:

(i)	the title of such series of Securities shall be “6.00% Notes due 2015”;

(ii)	the Securities of such series which may be authenticated and delivered under the Indenture shall be limited to $250,000,000 aggregate principal amount (except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture); provided, however, that such series may be reopened by the Company for the issuance of additional Securities of such series, so long as any such additional Securities have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Securities of such series theretofore issued; provided, however, that, notwithstanding the foregoing, such series may not be reopened if the Company has effected defeasance or covenant defeasance with respect to the Securities of such series pursuant to Section 1302 and 1303, respectively, of the Indenture or has effected satisfaction and discharge with respect to the Securities of such series pursuant to Section 401 of the Indenture;

(iii)

the Securities of such series are to be issuable only as Registered Securities without coupons and may, but need not, bear a corporate seal. The Securities of such series shall initially be issued in book entry form and represented by one or more permanent Global Securities of such series, the initial depositary (the “Depositary”) for the Global Securities of such series shall be The Depository Trust Company and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Global Securities of such series from time to time. Notwithstanding the foregoing, certificated Securities of such series in definitive form may be issued in exchange for

Global Securities of such series under the circumstances contemplated by Section 305 of the Indenture;

(iv)	the Securities of such series shall be sold by the Company to J.P. Morgan Securities Inc., as representative of the several underwriters named in the Underwriting Agreement dated May 11, 2005, at a price equal to 97.119% of the principal amount thereof and the initial price to public of the Securities of such series shall be 97.769% of the principal amount thereof, and underwriting discounts and commissions shall be 0.650% of the principal amount thereof;

(v)	Securities of such series issued in the form of permanent global certificates shall be dated the date of their issuance;

(vi)	the final maturity date of the Securities of such series on which the principal thereof is due and payable shall be May 20, 2015;

(vii)	the principal of the Securities of such series shall bear interest at the rate of 6.00% per annum from May 18, 2005 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on May 20 and November 20 (each, an “Interest Payment Date”) of each year, commencing November 20, 2005, to the Persons in whose names such Securities of such series (or one or more Predecessor Securities) are registered at the close of business on the fifteenth day immediately preceding such Interest Payment Dates (each, a “Regular Record Date”) regardless of whether such Regular Record Date is a Business Day. Interest on the Securities of such series will be computed on the basis of a 360-day year of twelve 30-day months. If any principal of, or premium, if any, or interest on, any of the Securities of such series is not paid when due, then such overdue principal and, to the extent permitted by law, such overdue premium or interest, as the case may be, shall bear interest until paid or until such payment is duly provided for at the rate of 6.00% per annum;

(viii)	no Additional Amounts shall be paid in respect of the Securities of such series;

(ix)	the Borough of Manhattan, The City of New York is hereby designated as the Place of Payment for the Securities;

(x)	principal and interest payable with respect to the Securities of such series shall be payable and Securities of such series may be surrendered for registration of transfer and exchange at the office or agency maintained by the Company for such purpose, which shall initially be, J. P. Morgan Trust Company, National Association, Institutional Trust Window, 55 Water Street, Rm. 234, North Bldg., New York, NY 10041 and notices or demands to or upon the Company in respect of the Securities of such series and the Indenture may be served at the office or agency maintained by the Company for such purpose, which shall initially be, J.P. Morgan Trust Company, National Association, Institutional Trust Window, 55 Water Street, Rm. 234, North Bldg., New York, NY 10041;

(xi)	the Securities of such series are redeemable at any time, as a whole or from time to time in part, at the option of the Company on the terms and subject to the conditions set forth in the Indenture and in the form of certificate evidencing the Securities which appears as Annex B to this Officers’ Certificate;

(xii)	the Securities of such series shall be issued in denominations of $1,000 and integral multiples of $1,000;

(xiii)	the Trustee shall be the initial Security Registrar, transfer agent, Paying Agent and Authenticating Agent for the Securities of such series;

(xiv)	the entire outstanding principal amount of the Securities of such series shall be payable upon declaration of acceleration of the maturity of the Securities of such series pursuant to Section 502 of the Indenture;

(xv)	payment of the principal of and premium, if any, and interest on the Securities of such series shall be made in Dollars and the Securities of such series shall be denominated in Dollars.

(xvi)	the amount of payments of principal of and premium, if any, and interest on the Securities of such series shall not be determined with reference to an index, formula or other similar method;

(xvii)	the Securities of such series will not be issuable as Bearer Securities, and a temporary global certificate will not be issued;

(xviii)	there are no deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to the Securities of such series, except as set forth in the Supplemental Indenture;

(xix)	Sections 1302 and 1303 of the Indenture shall apply to the Securities of such series, provided that the Company may effect defeasance and covenant defeasance pursuant to Section 1302 and 1303, respectively, only with respect to all (and not less than all) of the Outstanding Securities of such series;

(xx)	the Securities of such series shall not be convertible into or exchangeable for other securities;

(xxi)	the Securities of such series will be senior unsecured obligations of the Company and will rank equally with all other senior unsecured indebtedness of the Company from time to time outstanding;

(xxii)	J.P. Morgan Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States, shall act as Trustee with respect to the Securities of such series;

(xxiii)	the Securities of such series shall have such other terms and provisions as set forth in the form of certificate evidencing the Securities of such series attached as Annex B to this Officers’ Certificate, all of which terms and provisions are incorporated by reference in and made a part of this Officers’ Certificate and the Indenture as if set forth in full herein and therein.

We further certify, having read the Indenture, including Sections 301, 303 and 501 thereof, and the definitions in the Indenture relating thereto and certain other corporate documents and records, and having made such examination or investigation as we deemed necessary to enable us to express an informed opinion, that all conditions precedent to the authentication and delivery of the Securities have been complied with and, to the best of our knowledge, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities has occurred and is continuing.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of the date first written above.

/S/ DOUGLAS M. PASQUALE
Douglas M. Pasquale President and Chief Executive Officer

/S/ DAVID SNYDER
David Snyder Controller and Assistant Secretary

Annex A

Resolutions of Pricing Committee

Annex B

Form of 6.00% Note Due 2015